                                                                     EXHIBIT 1.1


                          AGREEMENT AND PLAN OF MERGER



                                 AUGUST 20, 1999


                                  BY AND AMONG



            WESTECH CAPITAL CORP., WESTECH MERGER SUB, INC., LAWRENCE
         KAPLAN, TEJAS SECURITIES GROUP, INC. AND TEJAS SECURITIES GROUP
                                 HOLDING COMPANY

                                TABLE OF CONTENTS

                                                                                                               Page

1.       Vote on Merger and Related Matters.......................................................................2

2.       Representations, Warranties and Covenants of Tejas Holding and Tejas.....................................2

3.       Representations and Warranties of Merger Sub and Kaplan.................................................17

4.       Representations and Warranties of Westech and Kaplan....................................................19

5.       Representations to Survive Closing......................................................................25

6.       Surviving Corporation...................................................................................26

7.       Treatment of Shares of Constituent Corporations.........................................................26

8.       Rights and Liabilities of Surviving Corporation.........................................................26

9.       Further Assurances of Title.............................................................................27

10.      Conditions of Obligations of Merger Sub and Westech.....................................................27

11.      Conditions of Obligations of Tejas......................................................................29

12.      Abandonment.............................................................................................31

13.      Closing or Termination..................................................................................32

14.      Delivery of Corporate Proceedings of Westech............................................................32

15.      Delivery of Corporate Proceedings of Merger Sub.........................................................32

16.      Delivery of Company Proceedings of Tejas................................................................32

17.      Limitation of Liability.................................................................................32

18.      Further Instruments and Actions.........................................................................33

19.      Governing Law...........................................................................................34

20.      Notices.................................................................................................34


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

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                               Page
21.      Binding Agreement.......................................................................................33

22.      Counterparts............................................................................................33

23.      Severability............................................................................................33

24.      Joint Drafting..........................................................................................33


Tejas Schedule of Exceptions

Exhibit A         Certificate of Merger - Delaware
Exhibit B         Articles of Merger - Texas
Exhibit C         Westech Common Stock
Exhibit D         Investor Questionnaire


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


         AGREEMENT AND PLAN OF MERGER made as of this 20th day of August, 1999, by and between Westech Capital Corp., a New York corporation having its principal place of business at 180 West End Avenue, Apartment 23F, New York, New York ("Westech"), Westech Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Westech having its principal place of business at 180 West End Avenue, Apartment 23F, New York, New York ("Merger Sub"), Lawrence Kaplan, an individual residing at 17 Riverview Terrace, Smithtown, New York ("Kaplan"), Tejas Securities Group Holding Company, a Texas corporation having its principal place of business at 1250 Capitol of Texas Highway South, Suite 500, Austin, Texas 78746 ("Tejas Holding"), and Tejas Securities Group, Inc., a Texas corporation and a subsidiary of Tejas Holding having its principal place of business at 1250 Capitol of Texas Highway South, Suite 500, Austin, Texas 78746 ("Tejas").

         WHEREAS, the respective Boards of Directors of Westech, Merger Sub, Tejas Holding and Tejas (collectively the "Companies") deem it advisable and to the advantage and welfare of the Companies and their respective stockholders that Merger Sub be merged with and into Tejas Holding under the terms and conditions hereinafter set forth (the "Merger") as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to the Texas Business Corporation Act and the Delaware General Corporation Law; and

         WHEREAS, in connection with and in preparation for the Merger, the respective Boards of Directors of the Companies deem it advisable and in the best interest of the Companies that Westech, which presently has 182,500 shares of common stock, par value $.001 per share ("Westech Common Stock") outstanding, undergo a stock split in the form of a stock dividend (the "Stock Split") by issuing 2.28767 new shares of Westech Common Stock for each one share of Westech Common Stock currently outstanding to stockholders of record on August 13, 1999, resulting in their being no more than 600,000 shares of Westech Common Stock outstanding immediately following the Stock Split (the "Westech Common Shares").

         NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

         1. Vote on Merger and Related Matters. Westech and Merger Sub shall, as soon as practicable but in no event later than 5 days after the execution and delivery hereof, authorize and approve the Stock Split, subject to the consummation of the Merger, in accordance with the terms hereof. On or prior to the 15th day following the Merger, Westech stockholders who would otherwise be entitled to receive fractional shares as the result of the Stock Split shall be paid cash in lieu thereof at the rate of $.076 per share (payable to the nearest $.01). Tejas Holding shall, as soon as practicable and in no event later than 15 days after the execution and delivery hereof, cause a special meeting of its stockholders to be called to consider and vote upon the Merger on the terms and conditions hereinafter set forth or seek the written consent of such stockholders as are necessary to approve the Merger in accordance with Texas law. If the Stock Split and the Merger are approved (subject to the further conditions and provisions of this Agreement) a closing shall be held at the offices of Winstead Sechrest & Minick in Austin, Texas (the "Closing"). On such date (the "Closing Date"), Articles of Merger and a Certificate of Merger and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger shall be executed and filed with the Secretary of State of the States of Texas and Delaware, respectively. The Certificate of Merger to be filed in Delaware shall be substantially in the form of Exhibit A annexed hereto, with such changes therein as the Boards of Directors of Westech and Tejas Holding (the "Constituent Corporations") shall mutually approve and the Articles of Merger to be filed in Texas shall be substantially in the form of Exhibit B annexed hereto, with such changes therein as the Boards of Directors of the Constituent Corporations shall mutually approve.

         2. Representations, Warranties and Covenants of Tejas Holding and Tejas. Tejas

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


Holding and Tejas jointly and severally represent and warrant as follows, except to the extent set forth on the Tejas Schedule of Exceptions annexed hereto and made a part hereof ("Tejas Schedule of Exceptions"):

                  (a) Organization: Tejas Holding and Tejas have each been duly organized, are validly existing, and in good standing under the laws of the jurisdiction of their respective organizations and have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as now being conducted. Tejas is duly qualified or licensed to do business and in good standing in each jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Tejas. Both Tejas Holding and Tejas have previously delivered or made available to the Westech correct and complete copies of their respective certificates of incorporation and bylaws as currently in effect.

                  (b) Equity Capitalization and Subsidiaries: The only subsidiary of Tejas Holding is Tejas. Tejas has no subsidiaries. The Tejas Schedule of Exceptions sets forth (i) the equity capitalization of Tejas Holding, including the total number of authorized and issued shares of equity securities (the "Holding Securities") as of the date hereof, including the total number of Holding Securities subject to options, warrants or any similar rights; and (ii) the equity capitalization of Tejas, including the total number of authorized and issued shares of equity securities (the "Tejas Securities") as of the date hereof, including the total number of Tejas Securities subject to options, warrants or any similar rights. There are no issued and outstanding securities of any nature convertible into Holding Securities or Tejas Securities, or any commitments to issue any such securities. All issued and outstanding shares of Holding Securities and Tejas Securities have been duly authorized, are validly issued, fully paid and non-assessable, and were issued in full compliance with all applicable federal and state securities laws. There are no preemptive rights in existence in connection with the outstanding Holding Securities or Tejas Securities.

                  (c) Business: Neither Tejas Holding nor Tejas are a party to any contract which restricts the freedom of either to carry on the business as it is now being conducted.

                  (d) Authorization; Binding Agreement: Tejas Holding has the full corporate power and authority to execute and deliver this Agreement and, subject to the approval of its stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized, executed and delivered by the Board of Directors of Tejas Holding and, prior to the Closing, by its stockholders and, assuming the Agreement has been duly and validly executed by each of Westech and the Merger Sub, will constitute the legal, valid and binding agreement of Tejas Holding and Tejas, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity.

                  (e) Noncontravention: Neither the execution and delivery of this Agreement nor the consummation and performance of the transactions contemplated hereby, or the compliance with the terms of this Agreement, will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Tejas Holding, (ii) require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, license, agreement or other instrument or obligation (collectively, "Contracts or Other Agreements") to which Tejas Holding or Tejas is a party the failure to obtain consent or approval or to give notice under which, or the conflict with or violation of, breach of or default under, would, individually or in the aggregate, have a material adverse effect on Tejas Holding or Tejas, or (iii) violate any order, judgment, writ, injunction, determination, award, decree, law, statute, rule or regulation (collectively, "Legal Requirements") applicable to Tejas Holding, Tejas or their properties or assets the violation of which, individually or in the aggregate, would have a material adverse effect on Tejas Holding or Tejas.

                  (f) Governmental Approvals: No consent, approval or authorization of or declaration or filing with any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Entity") on the part of Tejas Holding or Tejas is required in connection with the execution or delivery by Tejas Holding of this Agreement or the consummation by Tejas Holding of the transactions contemplated hereby, other than (i) consents, approvals, authorizations, declarations or filings with the National Association of Securities Dealers ("NASD") and all other states, stock exchanges, options exchanges, boards of options, clearinghouses and other regulatory, self-regulatory and trade agencies, boards, commissions, organizations, departments and entities (the "Regulatory Agencies") of which Tejas is a member or is otherwise subject, (ii) consents, approvals, authorizations, declarations or filings with respect to the Investment Advisers Act of 1940, as amended, and (iii) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and the filing of Articles of Merger with the Secretary of State of the State of Texas.

                  (g) Consents: Other than as set forth on the Tejas Schedule of Exceptions in response to Section 2(i), and except for the consent and approval of the Board of Directors and stockholders of Tejas Holding and the Board of Directors and stockholder of Merger Sub, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Tejas Holding of this Agreement and (ii) the consummation by Tejas Holding of the Merger and by Tejas Holding of all other transactions contemplated hereby.

                  (h) Adverse Actions: There are, and as of the Closing there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature, challenging the validity or propriety of the transactions contemplated by this Agreement and, to the best knowledge of Tejas Holding and Tejas, there is no reasonable basis for any such proceeding, claim, action or governmental investigation for any reason whatsoever. Neither Tejas Holding nor Tejas are a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Tejas Holding or Tejas.

                  (i) Financial Statements: Absence of Undisclosed Liabilities or Material Adverse Change:

                           (i) Tejas has previously furnished to Westech copies
                  of the audited balance sheet of Tejas as at December 31, 1998 and 1997 and the related statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto (the "Audited Financial Statements"), certified by KPMG, independent certified public accountants, and Tejas' most recent unaudited balance sheet as at June 30, 1999 and the related statements of operations, stockholders' equity and cash flows for the six months then ended (the "Interim Financial Statements"). The Audited Financial Statements and the Interim

                  Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved and present fairly the financial position and results of operations of Tejas on and as of the dates and for the periods therein indicated, subject, in the case of the Interim Financial Statements, to normal year-end adjustments and the absence of footnotes. The statements of operations do not contain any special or nonrecurring items (as compared to the prior year) of income or loss, except as expressly specified therein.

                           (ii) Except as incurred in connection with this
                  transaction, or to the extent reflected or reserved against in the Interim Financial Statements or incurred since such date in the ordinary course of business consistent with past practice, Tejas has no direct or indirect material liabilities of any nature whatsoever.

                           (iii) There has not been, and on the Closing Date
                  there will not have been, any material adverse change in the financial condition of Tejas from that set forth in the Tejas Financial Statements except for the transactions relating to this Agreement.

                  (j) Absence of Certain Changes or Events: Since June 30, 1999, Tejas has conducted its business in the ordinary course consistent with past practice and there has not been any condition, event or occurrence that, individually or in the aggregate, has resulted, or could reasonably be expected to result, in a material adverse effect with respect to Tejas (excluding however, the transactions contemplated by this Agreement and changes in conditions generally applicable to the industries in which Tejas is involved and general economic conditions).

                  (k) Absence of Litigation. As of the date hereof there are no claims, actions, proceedings, investigations or audits pending or, to the knowledge of Tejas Holding or

         Tejas, threatened against Tejas Holding or Tejas on the date hereof before any court or Governmental Entity or Regulatory Agency. As of the date hereof, neither Tejas Holding nor Tejas are subject to any order, judgment, injunction or decree (collectively, "Orders") of any court, Governmental Entity or Regulatory Agency.

                  (l) Compliance: Tejas is not in default or violation of any term, condition or provision of its certificate of incorporation or bylaws, or any Legal Requirements applicable to Tejas, or of any material contract, the default or violation of which would have a material adverse effect on Tejas.

                  (m) ERISA and Employee Benefit Matters:

                                    (i) Neither Tejas nor any ERISA Affiliate
                           (as defined below) maintains any Employee Benefit Plan. As used in this Agreement, "Employee Benefit Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other material plan, policy, program, practice, agreement, understanding or arrangement (whether written or unwritten) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of Tejas or any ERISA Affiliate which are now, or were within the past six
                           (6) years, maintained by Tejas or any ERISA Affiliate or under which Tejas or any ERISA Affiliate has or could have any obligation or liability, whether actual or contingent (and including, without limitation, any liability arising out of an indemnification, guarantee, hold harmless or similar agreement), including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. As used in this Agreement, "ERISA Affiliate" shall mean any entity (whether or not incorporated) other than Tejas that, together with Tejas, is or was a member of (A) a controlled group of corporations within the meaning of Section 414(b) of the Code, (B) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code or (C) an affiliated service group within the meaning of Section 414(m) of the Code.

                                    (ii) Neither Tejas nor any ERISA Affiliate
                           maintains or has ever maintained, contributed to or had an obligation to contribute to, or could have any obligation in respect of, an Employee Benefit Plan subject to Title IV of ERISA or to Section 412 of the Code. Neither Tejas nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA. No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

                                    (iii) With respect to each Employee Benefit
                           Plan, (A) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject Westech, the Merger Sub, Tejas Holding or Tejas, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (B) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, or for whose conduct Tejas could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

                                    (iv) Neither Tejas nor any ERISA affiliate
                           has engaged in or participated in any transaction, whether or not related to an Employee Benefit Plan, that could, directly or indirectly, result in any tax, penalty or liability imposed by ERISA or the Code including, without limitation, any excise tax under Section 4975 of the Code or any civil penalty under Section 409, 502(i) or 502(l) of ERISA.

                                    (v) Tejas has neither received notice of nor
                           is aware of any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and Tejas has no knowledge of any facts that could give rise to any such actions, claims, lawsuits or arbitrations. There has not occurred any circumstances by reason of which Tejas may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan. No Employee Benefit Plan is under audit or is the subject of an audit or investigation by the IRS, the DOL, or any other federal or state governmental agency, nor, to Tejas Holding's or Tejas' knowledge, is any such audit or investigation pending or threatened.

                                    (vi) The consummation of the transactions
                           contemplated hereby, either alone or in combination with another event, will not result in (A) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of Tejas, (B) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of Tejas, or (C) acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of Tejas. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of Tejas.

                  (n) Environmental Matters. (i) Tejas is in compliance with all applicable federal, state and local Legal Requirements relating to pollution or protection of the environment (collectively, "Environmental Laws"), (ii) there is no civil, criminal or administrative Order, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to Tejas' knowledge, threatened in writing on the date hereof against Tejas pursuant to Environmental Laws and (iii) Tejas is not otherwise subject to any current liabilities under Environmental Laws.

                  (o) Intangible Property; Software: Tejas owns or has a valid license or otherwise has the right to use all patents, copyrights, trademarks, service marks and trade names, including any registrations or applications for registration of any of the foregoing, technology, know-how, computer software programs and applications, and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are material to the operation of the business of Tejas as presently conducted. To the knowledge of Tejas, the use of the Intellectual Property by Tejas does not infringe upon or otherwise violate any intellectual property rights of third parties. To the knowledge of Tejas, no third party including, but not limited to, any employee, former employee, independent contractor or consultant of Tejas, is infringing upon or otherwise violating the rights of Tejas in the Intellectual Property.

                  (p) Labor Matters:

                           (i) Tejas is in compliance in all material respects
                  with all laws, agreements and contracts relating to the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of Tejas, including all such laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, and it has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form 1-9) required by any relevant governmental authority.

                           (ii) No collective bargaining agreement with respect
                  to the business of Tejas is currently in effect or being negotiated. Tejas has no obligation to negotiate any such collective bargaining agreement, and Tejas has not been advised that, or has any knowledge that, the employees of Tejas desire to be covered by a collective bargaining agreement.

                           (iii) There are no strikes, slowdowns or work
                  stoppages pending or, to the best knowledge of Tejas, threatened with respect to the employees of Tejas, nor has any such strike, slowdown or work stoppage occurred or, to the best knowledge of Tejas, been threatened since January 1, 1999. There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency, and, to the best knowledge of Tejas, no question concerning representation has been raised or threatened since January 1, 1998 respecting the employees of Tejas.

                           (iv) There are no complaints or charges against Tejas
                  pending before the National Labor Relations Board or any state or local labor agency, and, to the best knowledge of Tejas, no person has threatened since January 1, 1999 to file any complaint or charge against Tejas with any such board or agency.

                           (v) To the best knowledge of Tejas, no charges with
                  respect to or relating to the business of Tejas or any affiliate thereof are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

                  (q) Real Property. Tejas does not own any real property.

                  (r) Books and Records. All constituent documents, business licenses, minute books, stock certificate books, stock transfer ledgers and other records of Tejas (collectively, the "Records") have been maintained in accordance with sound business practices and Legal Requirements applicable to Tejas. The Records are complete and accurate in all material respects and contain all material matters required to be dealt with in such Records.

                  (s) Finders and Investment Bankers: Neither Tejas Holding nor Tejas or any of their respective officers or directors have employed any investment banker, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to Gro-Vest Management Consultants Inc., whose $150,000 fee will be paid by Westech within five business days after the Westech's Common Stock is approved for trading on NASDAQ's small capitalization market; provided, however, that any Westech liability, whether contingent or actual, known or unknown, in existence on the date of the Merger (other than the fees recited herein as payable to Gro-Vest) shall be deducted from the fee payable to Gro-Vest Management Consultants, Inc.

                  (t) Transactions with Certain Persons: Since January 1, 1999 neither Tejas Holding nor Tejas have, except on an arm's-length basis, directly or indirectly, purchased, leased or otherwise acquired any assets or properties or obtained any services from, or sold, leased or otherwise disposed of any assets or properties or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of Tejas), any person which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with Tejas.

                  (u) Tejas Holding: Tejas Holding has been organized solely for the purpose of consummating the Merger and, since its inception and until the Closing Date, Tejas Holding has had and will have no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

                  (v) Y2K: Tejas is in material compliance with all NASD requirements relating to computer and software readiness with respect to the Y2K issue.

                  (w) Disclosure: The representations and warranties by Tejas Holding and Tejas contained in this Agreement do not contain any untrue statement of a material fact, and do not omit to state any material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

         3. Representations and Warranties of Merger Sub and Kaplan. Merger Sub and Kaplan represent and warrant, jointly and severally, to Tejas Holding and Tejas as follows:

                  (a) Organization: Merger Sub is, and on the Closing Date will be, a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue 100 shares of common stock, par value $.01 per share (the

         "Merger Sub Shares"). As of the Closing Date and immediately prior to consummation of the Merger there will be issued and outstanding all of the Merger Sub Shares which shall be fully paid and nonassessable and which shall be owned by Westech. There are no, and on the Closing Date there will be no, issued or outstanding options or warrants to purchase Merger Sub Shares or any issued or outstanding securities of any nature convertible into Merger Sub Shares nor are there nor will there be any commitments to issue any such options or warrants or convertible securities.

                  (b) Activity: Merger Sub has been organized solely for the purpose of consummating the Merger and, since its inception and until the Closing Date, Merger Sub has had and will have no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

                  (c) Authority: Merger Sub has, and as of the Closing Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Merger Sub and by its sole stockholder, Westech.

                  (d) Consents: Except for the approval of the Board of Directors and stockholder of Merger Sub, which have heretofore been obtained, and the Board of Directors and stockholders of Tejas Holding, and the filing of the Certificate and Articles of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Merger Sub of this Agreement and (ii) the consummation by Merger Sub of the Merger and the other transactions contemplated hereby.

                  (e) Noncontravention: The execution and delivery by Merger Sub of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Merger Sub will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Merger Sub is now a party or by which it or any of its assets or properties is bound or the Certificate of Incorporation, as amended, or the bylaws of Merger Sub, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Merger Sub or any of its business or properties.

                  (f) Liabilities: There are, and as of the Closing Date there will be, no liabilities (including, but not limited to tax liabilities) or claims against Merger Sub whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured, known or unknown other than reasonable organizational expense of Merger Sub which shall be the obligation of Westech.

         4. Representations and Warranties of Westech and Kaplan. Westech and Kaplan represent and warrant, jointly and severally, to Tejas Holding and Tejas, as follows:

                  (a) Organization: Westech is, and on the Closing Date will be, a duly organized and validly existing corporation and on the Closing Date Westech will be in good standing under the laws of the State of New York.

                  (b) Equity Capitalization and Subsidiaries: Westech is authorized to issue an aggregate of 50,000,000 shares of Westech Common Stock. As of the Closing and after giving effect to the Stock Split (but not to the Merger) there will be issued and outstanding no more than 600,000 shares of Westech Common Stock, all of which issued and outstanding shares will be fully paid and nonassessable. Exhibit C attached hereto contains a current listing of all stockholders of record of Westech Common Stock and the amount of such stock owned by each and the amount of Westech Common Stock to be owned immediately following the Stock Split. Except as contemplated by this Agreement, there are no, and on the Closing Date there will be no, issued or outstanding options, warrants or other rights, contingent or otherwise, to purchase or acquire shares of Westech Common Stock or any issued or outstanding securities of any nature convertible into shares of Westech Common Stock, or any outstanding commitments to issue such options, warrants or other rights or such contingent securities. The outstanding shares of Westech Common Stock have all been issued in full compliance with, or pursuant to an appropriate exemption from, the registration requirements of the Securities Act of 1933 (the "Securities Act") and any applicable registration requirements of the various states. The holders of shares of Westech Common Stock are not and as of the Closing Date will not be entitled to any preemptive rights, rights of first refusal, rights of first offer or other similar right or privilege. Other than Merger Sub, Westech has no subsidiaries.

                  (c) Activities: Since its formation in July of 1990, the business of Westech has been limited to the search for an acquisition or merger partner and certain transactions described in its filings with the Securities and Exchange Commission (the "SEC Filings") and, except for transactions related thereto or related to its status as a publicly held company, it has not engaged in any other business or activity since July 1990.

                  (d) Qualification to do Business: The business of Westech does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940, nor does the business of Westech require it to be qualified or licensed to transact business as a foreign corporation in any jurisdiction.

                  (e) Financial Statements: The financial statements of Westech, consisting of its Balance Sheets as at June 30, 1999 and 1998, and its related Statement of Operations, Statement of Stockholders' Equity, and its Statements of Cash Flows for the fiscal years ended June 30, 1999, 1998 and 1997 (collectively, the "Westech Financial Statements"), have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved and have been audited by Scott & Guilfoyle, independent public accountants. Westech Financial Statements have been delivered to Tejas Holding and Tejas.

                  (f) No Financial Changes: There has not been, and on the Closing Date there will not have been, any material change in the financial condition of Westech from that set forth in the Westech Financial Statements except for transactions relating to this Agreement, and the incurring of expenses and liabilities relating to this Agreement.

                  (g) Liabilities: There are, and on the Closing Date there will be, no liabilities (including, but not limited to, tax liabilities) or claims against Westech (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured, known or unknown) not appearing on the Westech Financial Statements, except for liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated hereby.

                  (h) Contracts, Etc.: Other than this Agreement and Plan of Merger, there are no contracts, arrangements, understandings and commitments, whether written or oral, to which Westech or Merger Sub is, or as of the Closing Date will be, a party, or from which Westech or Merger Sub will receive substantial benefits or be subjected to substantial liabilities and which are material to Westech.

                  (i) Taxes: All federal, state, county and local income, excise, property or other tax returns required to be filed by Westech have been filed and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been set up and is reflected in the Westech Financial Statements.

                  (j) FF&E: Westech has, and as of the Closing Date will have, no fixtures, furniture, equipment, inventory or accounts receivable.

                  (k) Adverse Actions: There are, and on the Closing Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Westech, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Westech's and Kaplan's best knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation either against Westech or involving the transactions contemplated by this Agreement, nor has any such action been threatened by any party. Westech is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Westech.

                  (l) Employees: Since January 1, 1998, there have been, and to the Closing Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Westech,
         (ii) no dividends or other distributions declared or paid by Westech, and (iii) no purchase by Westech of any of its securities.

                  (m) Additional Shares: Since January 1, 1999, Westech has not issued or committed itself to issue, and to the Closing Date will not issue or commit itself to issue, any additional shares of Westech Common Stock or any options, rights, warrants, or other securities convertible into shares of Westech Common Stock, except as contemplated by this Agreement.

                  (n) Intellectual Property: Westech has, and as of the Closing Date will have, no patents, patent applications, trademarks, trademark registrations or applications, trade names, copyrights, copyright registrations or applications, or other intellectual property.

                  (o) Compliance: Since its inception, Westech has, and as of the Closing Date will have operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations.

                  (p) Contracts: There are, and as of the Closing Date there will be, no loans, leases or other Contracts outstanding between Westech and any officer or manager of Westech, or any person related to or affiliated with any officer or manager of Westech or Kaplan.

                  (q) "Bad Events": During the past five-year period neither Westech nor any officer or manager of Westech, or any successor entity or subsidiary, or Kaplan has:

                           (i) been suspended or expelled from membership in any
                  securities or commodities exchange, association of securities or commodities dealers or investment advisors;

                           (ii) had a license or registration as a dealer,
                  broker, investment advisor or salesman, futures commission merchant, associated person, commodity pool operator, or commodity trading advisor denied, suspended or revoked;

                           (iii) been enjoined or restrained by any court or
                  government agency from:

                                    (A)     the issuance, sale or offer for
                                            sale of securities or commodities;

                                    (B)     rendering securities or commodities
                                            advice;

                                    (C)     handling or managing trading
                                            accounts;

                                    (D)     continuing any practices in
                                            connection with securities or
                                            commodities;

                           (iv) been convicted of any crime (other than minor traffic);

                           (v)   used or been known by any other name;

                           (vi)  been the subject of any professional
                  disciplinary proceeding; or

                           (vii) been adjudged a bankrupt or made a general
                  assignment for benefit
                  of creditors; or been an officer, director or principal of any entity which was reorganized in bankruptcy, adjudged a bankrupt or made a general assignment for benefit of creditors.

                           All items described in clauses (i) through (vii)
                  above are collectively referred to herein as "Bad Events."

                  (r) Employee Benefit Plans: Westech has no pension plan, profit sharing or similar employee benefit plan.

                  (s) Approvals: Except for the approval of the Board of Directors and stockholder of Merger Sub, which has heretofore occurred, and the Board of Directors and stockholders of Tejas Holding, and the filing of Certificate and Articles of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Westech of this Agreement and (ii) the consummation of the Stock Split and the Merger and the other transactions contemplated hereby. Westech has, and on the Closing Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Westech.

                  (t) Finders and Investment Bankers: Neither Westech nor Merger Sub know of any person who rendered any service in connection with the introduction of Westech, Merger Sub, Tejas Holding or Tejas to each other, and that it knows of no claim by anyone for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby, except for fees payable to Gro-Vest Management Consultants Inc. as set forth herein.

                  (u) Employees: Neither Westech nor Merger Sub have any employees.

                  (v) Disclosure: None of the information supplied or to be supplied by or about

         Westech or Merger Sub to Tejas Holding or Tejas concerning Westech or Merger Sub or any of their officers, directors or affiliates contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (w) Authorization: The execution and delivery by Westech and Merger Sub of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Westech and Merger Sub will not conflict with, result in a breach of or constitute a default under (i) any contracts or other agreements to which Westech or Merger Sub is now a party or by which it or any of their respective assets or properties is bound; (ii) the Certificate of Incorporation, as amended, or the bylaws of Westech or Merger Sub; or (iii) any Legal Requirement applicable to Westech or Merger Sub or any of their respective business or properties.

                  (x) SEC Filings: Westech's SEC Filings neither contained any untrue material fact nor omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (y) Foreign Corrupt Practices Act: Westech has not violated the Foreign Corrupt Practices Act.

         5. Representations to Survive Closing. All of the representations and warranties contained in this Agreement (including all statements contained in any certificate or other instrument delivered by or on behalf of Westech, Merger Sub, Kaplan, Tejas Holding, or Tejas pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing for one year.

         6. Surviving Corporation. The surviving corporation shall be Tejas Holding. Its name, identity, certificate of incorporation, bylaws, existence, purposes, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Merger, except as described in the Certificate of Merger.

         7. Treatment of Shares of Constituent Corporations. The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the securities of each of the Constituent Corporations are as follows:

                  (a) The Tejas Holding Common Stock shall be converted by virtue of the Merger into a total of 14,400,000 Westech Common Shares, on the basis of one Westech Common Share for each one share of Tejas Holding Common Stock outstanding on the Closing without any action on the part of the holders thereof. After the Merger, each holder of a Tejas Holding Common Stock prior to the Merger shall be entitled upon surrender to receive from Westech a certificate representing the number of Westech Common Shares to which such holder shall be entitled, which certificate shall contain an appropriate legend restricting the resale of such Westech Common Shares. Until so surrendered, any outstanding certificates or other documentation which, prior to the Merger, represented a Tejas Holding Common Stock shall be deemed for all corporate purposes to evidence ownership of the Westech Common Shares into which such Tejas Holding Common Stock shall have been converted. Upon such surrender, the Tejas Holding Common Stock so surrendered shall no longer be outstanding and shall automatically be canceled and retired, and shall cease to exist.

                  (b) The separate existence and corporate organization of Merger Sub, except insofar as it may be continued by statute, shall cease on the Merger and Tejas Holding shall become a wholly owned subsidiary of Westech.

         8. Rights and Liabilities of Surviving Corporation. On and after the Merger, Tejas

Holding, as the surviving corporation, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the Constituent Corporations; all debts due to either of the Constituent Corporations on whatever account shall be vested in Tejas Holding; all claims, demands, property, rights, privileges, powers, franchises and every other interest of either of the Constituent Corporations shall be as effectively the property of Tejas Holding as they were of the respective Constituent Corporations; the title to any real estate by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but shall be vested in Tejas Holding; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such lien at the Merger; and all debts, liabilities, and duties of the respective Constituent Corporations shall thenceforth attach to Tejas Holding and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

         9. Further Assurances of Title. As and when requested by Tejas Holding or by its successors or assigns, Westech or Merger Sub shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments and will take or cause to be taken all such further action as Tejas Holding may deem necessary or desirable in order to vest in and confirm to Tejas Holding title to and possession of its property acquired by Tejas Holding by reason or as a result of the Merger, and otherwise to carry out the intent and purposes hereof, and the officers and directors of Merger Sub and Westech are fully authorized in the name of Merger Sub or Westech or otherwise to take any and all such action.

         10. Conditions of Obligations of Merger Sub and Westech. The obligation of Merger Sub and Westech to consummate the Merger is subject to the following conditions prior to the Closing:

                  (a) That no material adverse change shall have occurred in the financial condition of Tejas since June 30, 1999 or in Tejas Holding since its incorporation.

                  (b) That Tejas Holding and Tejas shall have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with, and that the representations and warranties made by Tejas Holding and Tejas in this Agreement are true and correct, both when made and as of the Closing Date.

                  (c) That this Agreement and the transactions contemplated hereby shall have been approved by appropriate corporate action of Tejas Holding and that resolutions to that effect have been delivered to Westech.

                  (d) That Westech shall have received an opinion from counsel to Tejas Holding in form satisfactory to Westech's counsel, that:

                          (i) Tejas Holding and Tejas have each been duly
                  organized and are validly existing corporations in good standing under the laws of the State of Texas with full power and authority to own and operate their respective properties and to carry on their current and proposed businesses.

                           (ii) This Agreement has been duly authorized,
                  executed and delivered by Tejas Holding and Tejas and is a valid and binding obligation of Tejas Holding and Tejas, legally enforceable against Tejas Holding and Tejas in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights now or hereafter in effect, and to general equitable principles.

                           (iii) Upon consummation of the Merger, Westech will
                  be the sole owner of all of the Tejas Holding Common Stock.

                  (e) Westech shall have received completed copies of the Subscription Agreement and related Investor Questionnaire attached hereto as Exhibit D from each stockholder of Tejas Holding representing that each such stockholder is an Accredited Investor under the Securities Act of 1933, as amended.

         Compliance with the provisions of this paragraph shall be evidenced by the certificate of the President and Secretary of Tejas.

         11. Conditions of Obligations of Tejas. The obligations of Tejas Holding and Tejas to consummate the Merger are subject to the following conditions prior to the Closing:

                  (a) That no material adverse change shall have occurred in the financial condition of Westech since June 30, 1999 and no material adverse change shall have occurred in the financial condition of Merger Sub since its formation.

                  (b) That no material transactions shall have been entered into by Merger Sub or Westech since June 30, 1999, other than as referred to in this Agreement, except with the prior written consent of Tejas.

                  (c) That none of the properties or assets of Merger Sub or Westech shall have been sold or otherwise disposed of since June 30, 1999, except with the written consent of Tejas.

                  (d) That Merger Sub, Westech and Kaplan shall each have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with, and that the representations and warranties made by Merger Sub, Westech and Kaplan herein are true and correct.

                  (e) That Westech shall have held a meeting of its Board of Directors at which meeting all of its directors shall have resigned seriatim subject to the consummation of the Merger.

                  (f) That Tejas Holding and Tejas shall have received an opinion from counsel to Merger Sub and Westech in form satisfactory to Tejas Holding's counsel, that:

                           (i) Westech has been duly incorporated and is a
                  validly existing corporation in good standing under the laws of the State of New York with full corporate power and authority to own and operate its properties and to carry on its current business.


                           (ii) Merger Sub has been duly incorporated and is a
                  validly existing corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own and operate its properties and to carry on its current business.

                           (iii) All of the issued and outstanding Westech
                  Common Shares, as well as all issued and outstanding Merger Sub Shares, have been, and, immediately after the effectiveness of the Merger will be, duly authorized and validly issued, represent fully paid and nonassessable Westech Common Shares or Merger Sub Shares, as applicable, and do not have any preemptive rights applicable thereto.

                           (iv) This Agreement and the transactions contemplated
                  hereby have been duly authorized by appropriate corporate action of both Merger Sub and Westech and no shareholder of either Merger Sub or Westech is entitled to appraisal rights with respect to the Merger contemplated by this Agreement.

                           (v) Neither the execution, delivery or performance of
                  this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms hereof by Westech or Merger Sub do or will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of organization or the bylaws of Westech or Merger Sub, any indenture, mortgage, deed of trust or other contract, agreement or instrument to which such counsel knows, after due inquiry, Westech or Merger Sub is a party or by which, to the knowledge of such counsel after due inquiry, Westech or Merger Sub or any of their respective assets or properties is bound, or to the knowledge of such counsel after due inquiry, any law, order, rule or regulation, judgment, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Westech or Merger Sub or their respective business or any of their respective properties; and no further consent, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the consummation of the Merger.

                           (vi) Upon filing of the Certificate of Merger, in
                  substantially the form of Exhibit A annexed hereto, with the Secretary of State of Delaware, the Merger shall be effective under Delaware General Corporation Law. The Stock Split has been duly authorized by appropriate corporate action of Westech and, when carried out in the manner set forth in this Agreement, the Westech Common Shares to be issued pursuant thereto will be duly authorized and validly issued, represent fully paid and nonassessable Westech Common Shares, and will not have any preemptive rights applicable thereto.

                  Such counsel shall also state, if accurate, that such counsel has participated in conferences with officers and other representatives of Westech and representatives of the independent auditors for Westech at which the contents of the documents related to the sale of 40,000 shares of Westech Common Stock, on December 11, 1998, March 2, 1998 and July 9, 1997 (collectively, the "Private Placements"), the Merger and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, such counsel advises Tejas Holding and Tejas that, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of Westech), no facts have come to the attention of such counsel which lead such counsel to believe that the documents related to the Private Placements or the Merger, when such documents were first circulated or as of the Closing Date, respectively, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were or are being made) not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the Audited Financial Statements and the notes thereto and related schedules, and other financial or statistical data found in or derivable from the financial or internal records of Westech and any forward-looking or projected financial or statistical data relating to Westech included in the documents related to the Private Placements).

                  (g) The stockholders of Tejas Holding shall have approved the Merger.

         Compliance with the provisions of this paragraph shall be evidenced by the certificate of the President and Secretary of each of Merger Sub and Westech to be delivered at the Closing.

         12. Abandonment. This Agreement and the Merger may be abandoned (a) by either of the Constituent Corporations, acting by its Board of Directors, at any time prior to its adoption by the stockholders of such constituent corporation, as provided by law, (b) by both of the Constituent Corporations, acting through their respective Board of Directors, at any time in the event of the failure of any condition in favor of such entity as to which the consummation of the Merger is subject, or (c) by the consent of all the Companies, acting each by its Board of Directors, at any time after such adoption by such stockholders and prior to the Merger. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect, and there shall be no further liability or obligation hereunder on the part of any of the Companies, their respective Board of Directors or any other party to this Agreement.

         13. Closing or Termination. In the event the Closing of this Agreement shall not take place by September 15, 1999, then any party shall have the right to terminate this Agreement, in which event no party shall have any further right or obligation as against any other.

         14. Delivery of Corporate Proceedings of Westech. At least three days prior to the Closing, Westech shall deliver to Tejas Holding's counsel the originals of all of the corporate proceedings of Westech, duly certified by its Secretary.

         15. Delivery of Corporate Proceedings of Merger Sub. At least three days prior to the Closing, Merger Sub shall deliver to Tejas Holding's counsel the originals of all of the corporate proceedings of Merger Sub, duly certified by its Secretary.

         16. Delivery of Company Proceedings of Tejas. At the Closing, Tejas Holding shall deliver to Westech's counsel a copy of its company proceedings relating to this Agreement or taken pursuant to the provisions of this Agreement, duly certified by its Secretary.

         17. Limitation of Liability. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever. It is specifically agreed among the parties hereto that the maximum amount of liability Tejas Holding may have collectively relating to this Agreement, the Merger or any other transaction contemplated herein is the sum of
(i) Westech's expenses, including those of Merger

Sub, if any, and (ii) Westech's positive stockholders' equity as of the Closing Date immediately prior to the effectiveness of the Merger, if any.

         18. Further Instruments and Actions. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intent and purposes of this Agreement.

         19. Governing Law. This Agreement is being delivered and is intended to be performed in the State of Texas, and shall be construed and enforced in accordance with the laws of such State without regard to conflicts of laws thereof.

         20. Notices. All notices or other communications to be sent by any party to this Agreement to any other party to this Agreement shall be sent by certified mail, nationwide overnight delivery service or by personal delivery or nationwide overnight courier to the addresses hereinbefore designated, or such other addresses as may hereafter be designated in writing by a party.

         21. Binding Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

         22. Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

         23. Severability. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

         24. Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.


                                   TEJAS SECURITIES GROUP
                                   HOLDING COMPANY,
                                   a Texas corporation



                                   By:   /s/ Jay Van Ert
                                      ----------------------------------------
                                         Jay Van Ert, President




                                   TEJAS SECURITIES GROUP, INC.,
                                   a Texas corporation



                                   By:   /s/ Jay Van Ert
                                      ----------------------------------------
                                         Jay Van Ert, President



                                   KAPLAN



                                   /s/ Lawrence Kaplan
                                  --------------------------------------------
                                       Lawrence Kaplan




                                   WESTECH CAPITAL CORP.,
                                   a New York corporation



                                   By:   /s/ Neil Ragin
                                      ----------------------------------------
                                         Neil Ragin, President




                                   WESTECH MERGER SUB, INC.,
                                   a Delaware corporation



                                   By:   /s/ Neil Ragin
                                      ----------------------------------------
                                         Neil Ragin, President

                             INDEX OF DEFINED TERMS

                                                                                                               Page
                                                                                                               ----
Audited Financial Statements......................................................................................7
Bad Events.......................................................................................................22
Closing...........................................................................................................2
Closing Date......................................................................................................2
Code..............................................................................................................1
Companies.........................................................................................................1
Constituent Corporations..........................................................................................3
Contracts or Other Agreements.....................................................................................5
Employee Benefit Plan.............................................................................................9
Environmental Laws...............................................................................................12
ERISA.............................................................................................................9
ERISA Affiliate..................................................................................................10
Governmental Entity...............................................................................................5
Holding Securities................................................................................................4
Intellectual Property............................................................................................13
Interim Financial Statements......................................................................................7
Kaplan............................................................................................................1
Legal Requirements................................................................................................5
Merger............................................................................................................1
Merger Sub........................................................................................................1
Merger Sub Shares ...............................................................................................16
multiemployer plan...............................................................................................10
NASD..............................................................................................................6
Orders............................................................................................................8
Private Placements...............................................................................................31
Records..........................................................................................................15
Regulatory Agencies...............................................................................................6
SEC Filings......................................................................................................19
Securities Act...................................................................................................19
Stock Split.......................................................................................................1
Tejas.............................................................................................................1
Tejas Holding.....................................................................................................1
Tejas Schedule of Exceptions......................................................................................3
Westech...........................................................................................................1
Westech Common Shares.............................................................................................2
Westech Common Stock..............................................................................................1

                                    EXHIBIT A

                        CERTIFICATE OF MERGER - DELAWARE

                              CERTIFICATE OF MERGER
                                       OF
                            WESTECH MERGER SUB, INC.
                                  WITH AND INTO
                     TEJAS SECURITIES GROUP HOLDING COMPANY


         The undersigned corporation does hereby certify:

         FIRST: That an Agreement and Plan of Merger among Tejas Securities Group Holding Company, a Texas corporation, and Westech Merger Sub, Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of Tejas Securities Group Holding Company and Westech Merger Sub, Inc. in accordance with the requirements of Section 252 of the Delaware General Corporation Law (the "DGCL").

         SECOND: That the name of the surviving corporation of the merger is Tejas Securities Group Holding Company. The authorized capital stock of Tejas Securities Group Holding Company is Six Million (6,000,000) shares of no par value per share common stock.

         THIRD: That the articles of incorporation of Tejas Securities Group Holding Company shall be the articles of incorporation of the surviving corporation without change.

         FOURTH: That the executed Agreement and Plan of Merger are on file at the offices of Texas Securities Group Holding Company, located at 1250 Capital of Texas Highway, South, Building Two, Suite 500, Austin, Texas 78746.

         FIFTH: That the Agreement and Plan of Merger will be furnished by Tejas Securities Group Holding Company, on request and without cost, to any stockholder of any constituent corporation.

         SIXTH: That Tejas Securities Group Holding Company agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Westech Merger Sub, Inc., as well as for enforcement of any obligation of Tejas Securities Group Holding Company, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to Section 262 of the DGCL, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is 1250 Capital of Texas Highway, South, Building Two, Suite 500, Austin, Texas 78746 until the surviving corporation shall have hereafter designated in writing to said Secretary of State a different address for such purpose.

         IN WITNESS WHEREOF, Tejas Securities Group Holding Company has caused this Certificate of Merger to be signed by Jay Van Ert, its President, this ____ day of August, 1999.


                                             SURVIVING CORPORATION:

                                             TEJAS SECURITIES GROUP
                                             HOLDING COMPANY


                                             By: Jay Van Ert, President

                                    EXHIBIT B

                           ARTICLES OF MERGER - TEXAS

                               ARTICLES OF MERGER
                                       OF
                            WESTECH MERGER SUB, INC.
                                  WITH AND INTO
                     TEJAS SECURITIES GROUP HOLDING COMPANY

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA"), the undersigned corporations adopt the following Articles of Merger for the purpose of effecting a merger of such corporations in accordance with Article 5.01 of the TBCA:

                                    ARTICLE I

         An Agreement and Plan of Merger was approved and adopted in accordance with the provisions of Article 5.03 of the TBCA providing for the combination of Tejas Securities Group Holding Company, a Texas corporation, and Westech Merger Sub, Inc., a Delaware corporation, and resulting in Tejas Securities Group Holding Company being the surviving corporation.

                                   ARTICLE II

         Westech Capital Corp., a New York corporation, Westech Merger Sub, Inc., a Delaware corporation, Lawrence Kaplan, an individual residing in the State of New York, Tejas Securities Group Holding Company, a Texas corporation, and Tejas Securities Group, Inc., a Texas corporation, are each a party to the Agreement and Plan of Merger.

                                   ARTICLE III

         An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of Tejas Securities Group Holding Company, located at 1250 Capital of Texas Highway, South, Building Two, Suite 500, Austin, Texas 78746, and a copy of the Agreement and Plan of Merger will be furnished by such entity, on written request and without cost, to any shareholder of each domestic corporation that is a party to the Agreement and Plan of Merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

                                   ARTICLE IV

         No amendments to the articles of incorporation of Tejas Securities Group Holding Company are to be effected by the merger.

                                    ARTICLE V

         As to each of the undersigned corporations, the number of shares outstanding and entitled to vote on such Agreement and Plan of Merger, are as follows:

                                                             Number of
                                                               Shares
                        Name of Corporation                  Outstanding
                        -------------------                  -----------
           Tejas Securities Group Holding Company             4,808,555

           Westech Merger Sub, Inc.                                 100



No shares of capital stock are entitled to vote as a class with respect to the adoption of such Agreement and Plan of Merger.


                                   ARTICLE VI

         As to each of the undersigned corporations, the total number of shares voted for and against such Agreement and Plan of Merger are as follows:

                                                                Total               Total
                  Name of                                       Voted               Voted
                  Corporation                                    For               Against
                  -----------                                  ---------           -------
           Tejas Securities Group Holding
                  Company                                      4,808,555             -0-

           Westech Merger Sub, Inc.                                  100             -0-

                                   ARTICLE VII

         The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action on the part of the undersigned corporations required by the laws under which each such corporation was incorporated or organized and by each such corporation's constituent documents.

         IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger this _____ day of August, 1999.



                                        TEJAS SECURITIES GROUP
                                        HOLDING COMPANY,
                                        a Texas corporation


                                        By:
                                             Jay Van Ert, President



                                        WESTECH MERGER SUB, INC.,
                                        a Delaware corporation


                                        By:
                                             Neil Ragin, President